EXHIBIT 10.1

CABOT CORPORATION LONG-TERM INCENTIVE PLAN

Award Certificate/Election Form

(United States – Executive Officers)

«Name»

«Locn_Name»

You have been awarded the following as part of the 200_ Long-term Incentive Program under the 2006 Long-term Incentive Plan:

Number of Shares of Cabot Common Stock Awarded:

Date of the Award	May , 200_

Closing Price Per Share of Stock on Award Date	$

Restricted Stock Purchase Price (Per Share)	$

Stock Option Exercise Price (Per Share)	$

Date Restrictions Lapse/Option Becomes Exercisable	May , 20_ [insert date three years after date of grant]

Date Stock Option Expires	May , 20_ [insert date five years from date of grant]

You must elect the form in which you would like to receive your award by checking the appropriate box below. You may elect to receive a portion of your award in restricted stock and a portion of your award in non-qualified stock options, provided such portions are in 25% increments.

FORM OF AWARD:

☐	Restricted Stock (the “Purchased Shares”) at the per share price shown above. Specify the percentage of the shares indicated above that you would like to receive as Restricted Stock (in increments of 25%): __________ (e.g. 0%, 25%, 50%, 75%, 100%).

☐	Non-Qualified Stock Option (“Stock Option”) at the per share Stock Option Exercise Price shown above. If you elect the Stock Option, you make no payment until such time as the Stock Option vests and you choose to exercise it. Specify the percentage of the shares indicated above that you would like to receive as Stock Options (in increments of 25%): __________ (e.g. 0%, 25%, 50%, 75%, 100%). The number of shares subject to the Stock Options will be calculated at a 2:1 ratio to the number of shares of Cabot common stock awarded.

Provisions, terms and conditions as well as the potential tax implications applicable to Restricted Stock and Stock Options are explained in detail in Sections 3 and 4 of your Award Binder. Please review these sections carefully before making your election. In order to make your Award effective, please select the form of your award, and sign, date, and return this form no later than May __, 200_ to Cabot Corporation, Attention: Michele Chamberlain, Compensation Department, Two Seaport Lane, Suite 1300, Boston, MA 02210. HR Confidential FAX: (617) 342-6089. If your election is not received by that time you will be deemed to have elected the Stock Option. Your election is irrevocable after May __, 200_.

By signing below you hereby accept the Award in the form indicated above subject to the terms set forth in the 2006 Long-term Incentive Plan, the “Description and Terms of the 200_ Award”, and other materials and documents in the Award Binder. In addition, you understand that eligibility for an award under the LTI Program is established annually. Therefore, your receipt of an award this year does not mean that you are guaranteed an award in the future.

Signature	Date